UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
September 19, 2012

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1420 Rocky Ridge Drive
Roseville, California 95661
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 865-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 27, 2012, Daegis Inc. (the "Company") filed a Current Report on Form 8-K regarding a notification from The NASDAQ Stock Market LLC (“NASDAQ”) that, for the thirty consecutive business days ending July 26, 2012, the closing bid price for the Company’s common stock was below the minimum $1.00 per share requirement for continued listing on the NASDAQ Capital Market under NASDAQ Marketplace Rule 5550(a)(2). The Company had been provided an initial period of 180 calendar days, or until January 23, 2012, to gain compliance with Marketplace Rule 5550(a)(2). The Company hereby notes that, on September 19, 2012, NASDAQ notified the Company that for 10 consecutive business days (from September 5, 2012 to September 18, 2012) the closing bid price of the Company’s common stock had been at $1.00 per share or greater. Accordingly, the NASDAQ notified the Company that it had regained compliance with Marketplace Rule 5550(a)(2) and that the NASDAQ considered the Company’s compliance with Marketplace Rule 5550(a)(2) closed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2012

By:	/s/ Steven Bonham

Steven Bonham
Vice President and CFO
(Principal Financial and Accounting Officer)